Exhibit 10.2

SECOND AMENDMENT

TO THE

AMERICAN RIVER BANKSHARES

DEFERRED COMPENSATION PLAN

WHEREAS, American River Bankshares (“Employer”) previously established the American River Bankshares Deferred Compensation Plan (“Plan”);

WHEREAS, the Employer has the authority to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan in certain respects;

NOW THEREFORE, the Employer hereby amends the Plan, effective December 16, 2020, as follows:

FIRST: Section 5.8 Section 162 of the Plan (as stated below) is eliminated in its entirety.

Section 5.8 Section 162. Notwithstanding any provision of the Plan to the contrary, the distribution of benefits to a Participant shall not be made to the extent that the receipt of such distribution, when combined with the receipt of all other “applicable employee remuneration” (as defined in Code Section 162(m)(4)), would cause any remuneration received by the Participant to be nondeductible by the Employer under Code Section 162(m)(1). The portion of any distribution that is not distributed by operation of this Section 5.8 shall be distributed at the earliest date on which the amount not distributed may be distributed without causing any remuneration received by the Participant to be nondeductible by the Employer under Code Section 162 (m)(1).

IN ALL OTHER RESPECTS, the Plan is hereby ratified and approved.

This Amendment is adopted this 16th day of December, 2020.

AMERICAN RIVER BANKSHARES

By: /s/ Kimberly A. Box

Title: Corporate Secretary